EXHIBIT 4.12
                                                                    ------------


                       FORM OF WARRANT SERVICES AGREEMENT


     This WARRANT SERVICES AGREEMENT (the "Agreement"), dated as of ________, 2001, by and among THE MORGAN GROUP, INC., a Delaware corporation (the
"Corporation"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as warrant agent (the "Warrant Agent").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, each record holder of the Corporation's Class A common stock, $.015 par value (the "Class A Common Stock"), on the record date of _____________, 2001 (the "Record Date"), will receive one warrant to purchase an additional share of our Class A common stock (a "Warrant") for each share of Class A common stock held on the Record Date at an exercise price of $9.00 per share (the "Warrant Exercise Price"), subject to adjustment;

     WHEREAS, the Warrant Exercise Price for the Class A Warrants will be reduced to $6.00 during a reduction period of at least 30 days to be set by the Corporation's Board of Directors;

     WHEREAS, the Corporation has filed with the Securities Exchange Commission a Registration Statement (Reg. No. 333-63188) on Form S-2 (the "Registration Statement") for the registration of the Common Stock under the Securities Act of 1933, as amended, issuable upon exercise of the Warrants;

     WHEREAS, the Corporation plans to distribute the Warrants to be exercisable for a 5-year period from the date (the "Effective Date") of the Prospectus (the "Prospectus") dated ___________, 2001 and forming part of the Registration Statement, and continuing until the Expiration Time (as hereinafter defined);

     WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, registration, permitted transfer and exchange of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof; and

     WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Corporation and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Corporation, and to authorize the execution and delivery of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Parties hereto agree as follows:

     SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Common Stock" shall mean the authorized shares of Class A Common Stock, $.015 per value per share, of the Corporation.

          (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 59 Maiden Lane, New York, New York 10038.

          (c) "Effective Date" shall mean, as to each Warrant, the date of the Prospectus pursuant to which the Warrants may be exercised and Common Stock issued.

          (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the Exercise Form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, by wire transfer or by official bank or certified check (if payment is made by uncertified check, then payment is not considered received until clearance of the uncertified check) made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the aggregate Warrant Exercise Price for the Common Stock purchased.

          (e) "Registered Holder" shall mean the person in whose name any certificate representing a Warrant or Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

          (f) "Warrant Agent" shall mean American Stock Transfer & Trust Company, as the Corporation's warrant agent, or its authorized successor, as such.

          (g) "Expiration Time" shall mean 5:00 p.m., New York City time, on ___________, 2006.

          (h) "Warrant Exercise Price" has the meaning set forth in the Warrant Certificate, the form of which is attached as Exhibit A.

     SECTION 2. Warrants and Issuance of Warrant Certificates.

          (a) The Warrant Agent shall initially countersign and issue Warrant Certificates in appropriate denominations to the Registered Holders thereof as of the Effective Date.

          (b) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in the Warrant Certificate.

          (c) From time to time, up to the Expiration Time, the Warrant Agent shall countersign and deliver stock certificates in required whole number denominations upon the exercise of Warrants in accordance with this Agreement.

          (d) From time to time, up to the Expiration Time, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the individuals or entities entitled thereto in connection with any permitted transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Effective Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Corporation, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the applicable Warrant Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to the Warrants.

          (e) The Corporation is simultaneously issuing 2,200,000 warrants to purchase Class B common stock on the Effective Date to its holder of Class B common stock. The Warrant Agent shall have no obligations or responsibility respecting such Class B warrants.

     SECTION 3. Form and Execution of Warrant Certificates.

          (a) The Warrant Certificates representing the Warrants shall be substantially in the form annexed hereto as Exhibit A, the terms of which are incorporated herein by reference. The Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, permitted transfer, exchange or issuance in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially following the letters "WA".

          (b) Warrant Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President by manual signature or by facsimile signatures printed thereon. Warrant Certificates shall be manually countersigned and authenticated by the Warrant Agent, and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Warrant Certificates shall cease to be such officer of the Corporation before the date of issuance of the Warrant Certificates or before countersigned by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Corporation. After countersignature by the Warrant Agent, the Warrant Certificate may be delivered to the Registered Holder as provided herein without further action by the Corporation, except as otherwise provided by Section 4(a) hereof.

     SECTION 4. Exercise.

          (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Effective Date, but not after the Expiration Time, upon the terms and subject to the conditions set forth in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close at business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Corporation in writing of the exercise of such Warrant and the name and address of the person exercising the warrant. As soon as practicable after the date of such notice, the Warrant Agent, on behalf of the Corporation, shall cause to be issued and delivered to the party or parties entitled to receive the certificate or certificates representing the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Corporation shall instruct the Warrant Agent to refrain from causing such issuance of certificates for any reason. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly, and in no event later than three business days following the day in which the funds clear, remit the payment received for the Warrants to the Corporation or as the Corporation may direct in writing.

     SECTION 5. Reservation of Shares; Registration of Warrants; Listing of Securities; Payment of Taxes; etc.

          (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of issuance and delivery against payment therefor of the aggregate Warrant Exercise Price for the
     Common Stock purchased, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge).

          (b) The Corporation covenants that if the distribution of any Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such Warrants may be validly delivered upon such distribution, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Corporation will use reasonable efforts to obtain appropriate approvals or registrations with respect to such Warrants under the "blue sky" securities laws of the states in which they are issued.

          (c) The Corporation covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, Warrants may not be exercised or sold by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise or sale would be unlawful.

          (d) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

          (e) The Warrant Agent is hereby authorized to requisition the Corporation's stock transfer agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Corporation will authorize the stock transfer agent to comply with such proper requisitions, if the warrant agent and the stock transfer agent are not the same entity.

          (f) The Corporation shall give the Warrant Agent written notice within five (5) business days of any action or determination modifying the terms of the Warrants or adjusting the Warrant Exercise Price or determining the securities or other property for which the Warrants are exercisable, in accordance with the terms of the Warrants.

     SECTION 6. Exchange of Warrant Certificates.

          (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office or, with respect to deliveries other than by mail or hand, at such other locations set forth in the Prospectus, and upon satisfaction of the terms and provisions hereof, the Warrant Agent shall execute, issue and deliver in exchange therefor the Warrant Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the permitted transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office in accordance with the terms of the Warrant and this Agreement the Transfer Agent shall issue and deliver to the transferee or transferees new Warrant Certificates representing an equal aggregate number of Warrants of the same class.

          (c) The Warrants shall not be transferred except (i) in connection with a merger or consolidation of the Registered Holder or beneficial owner or otherwise by operation of law, pursuant to court order or pursuant to the laws of descent and distribution; or (ii) with the express prior written consent of the Corporation, in the Corporation's sole discretion. A Warrant Certificate may be transferred by a Registered Holder if such transfer does not represent any change of the beneficial ownership of the Warrant. The Warrant Agent shall not give effect to any transfer in violation of this provision. Upon presentation of any Warrant Certificate for transfer, the Warrant Agent shall require delivery by the Registered Holder of such written representations and or other evidence as it deems reasonable to substantiate that the transfer does not violate the restrictions of the Warrant Certificate.

          (d) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the Exercise Form included therein shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Corporation and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

          With respect to all Warrant Certificates presented for registration of transfer, the signature of the Register Holder thereon must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

          (e) A reasonable service charge may be imposed by the Warrant Agent against a Registered Holder for any exchange or registration of transfer of Warrant Certificates. In addition, the Corporation may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (f) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Corporation. If the Corporation shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired.

     SECTION 7. Loss or Mutilation. Upon receipt by the Corporation and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate, and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Warrant Agent shall (in the absence of notice to the Corporation and/or Warrant Agent that the
Warrant Certificate has been acquired by a bonafide purchaser) execute and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations, provide such reasonable indemnification and pay such other reasonable charges as the Warrant Agent or the Corporation may prescribe.

     SECTION 8. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Corporation, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable. Except as expressly provided in this Agreement, the Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the applicable Warrant Exercise Price, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document of instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, except for any action taken, suffered or omitted by it due to its negligence, willful misconduct or bad faith, (ii) be responsible for any failure on the part of the Corporation to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Warrant Agent may at any time consult with counsel to it and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     Any notice, statement, instruction, request, direction, order or demand of the Corporation shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or
Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

     The Corporation agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

     The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct or bad faith), after giving 30 days, prior written notice to the Corporation. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to each Registered Holder at the Corporation's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Corporation shall appoint a new warrant agent in writing. In connection with the appointment of a new warrant agent, the Warrant Agent shall execute and deliver any further assurance, conveyance, act or deed requested by the Corporation, at the Corporation's expense.

     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Corporation and to each Registered Holder.

     SECTION 9. Modification of Agreement. The Warrant Agent and the Corporation may modify or amend this Agreement from time to time, provided, however, that this Agreement shall not be modified, supplemented or altered in any manner materially adverse to the interests of the holders of the Warrant Certificates except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding.

     SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Corporation, at 2746 Old U.S. 20 West, Elkhart, Indiana 46514,
Attention: Gary J. Klusman, Executive Vice President, or at such other address as may have been furnished to the Warrant Agent in writing by the Corporation; if to the Warrant Agent, at 59 Maiden Lane, New York, New York 10038, Attention:
Shareholder Relations.

     SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     SECTION 12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Warrant Agent and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     SECTION 13. Termination. This Agreement shall terminate at the Expiration Time or such earlier date upon which all Warrants have been exercised or surrendered, except that the Warrant Agent shall account to the Corporation for cash held by it and the provisions of Section 8 hereof shall survive such termination.

     SECTION 14. Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute a single document.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the date first above written.

                                   The "Corporation"

                                   THE MORGAN GROUP, INC.



                                   By:
                                        ----------------------------------------
                                        Gary J. Klusman
                                        Executive Vice President of Finance
                                        and Administration



                                   The "Warrant Agent"

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY



                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A


Certificate No. WA-________                                  __________ Warrants


                             THE MORGAN GROUP, INC.

                               WARRANT CERTIFICATE
              For Class A Warrants To Purchase Class A Common Stock

         THIS CERTIFIES THAT,

                       -----------------------------------
                            Name of Registered Holder
                       -----------------------------------
                          Address of Registered Holder
                       -----------------------------------

                       -----------------------------------


is the registered holder (the "Registered Holder") of the number of warrants (the "Warrants") set forth above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this certificate, one fully paid and nonassessable share of Class A Common Stock, $0.15 par value per share (the "Common Stock"), of The Morgan Group, Inc., a Delaware Corporation (the "Corporation"), during the period commencing the date hereof and ending at 5:00 p.m. (New York City time) on ____________, 2006 (the "Expiration Time"), upon the presentation and surrender of this Warrant Certificate with the Exercise Form attached hereto duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of the Warrant Exercise Price (defined below), and any and all applicable taxes due in connection with the exercise of the Warrant in lawful money of the United States of America by wire transfer, certified or official bank check, bank draft or money order. The "Warrant Exercise Price" shall be $9.00 per share, provided, that the Warrant Exercise Price will be reduced to $6.00 per share during a reduction period of at least 30 days (the "Reduction Period") to be determined by the Board of Directors of the Corporation. If the Reduction Period has not been set prior to the date 60 days before the Expiration Time, such period will comprise the final 30 days prior to the date upon which the Warrants expire (the "Default Reduction Period"). In the event the Reduction Period is set by the Board of Directors, the Corporation will provide a written notice to all holders of Warrants indicating the dates upon which the Reduction Period shall commence and end.

     By acceptance of this Warrant Certificate, the holder hereof consents and agrees with the Corporation, its Warrant Agent and every other holder of a Warrant, to the terms of this Warrant Certificate, and to any adjustments to the terms of the Warrants, the Warrant Exercise Price, the number of Warrants and the number of shares of Common Stock purchasable pursuant to each Warrant, made as follows:

          (a) The Corporation may, by action of its board of directors (including the favorable vote of its director elected solely by holders of its Class A common stock), make any changes or corrections to terms of the Warrant that it shall deem appropriate to cure any ambiguity or to correct any inconsistency or manifest mistake or desirable and which shall not materially adversely affect the interest of the holders of Warrant Certificates including, without limitation, decreasing the Warrant Exercise Price.

          (b) In the event the Corporation shall hereafter issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Warrant Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares. The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Corporation and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

          Upon each adjustment of the applicable Warrant Exercise Price pursuant to this subsection (b) above, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in subsection (c) below) be such number of shares (calculated to the nearest hundredth) purchasable at the applicable Warrant Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Warrant Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Warrant Exercise Price in effect immediately after such adjustment.

          (c) In case of any reclassification or capital reorganization of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock), the Corporation shall cause effective provision to be made so that the Registered Holder shall have the right thereafter to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification or capital reorganization, consolidation or merger by a holder of the number of shares of Common Stock that might have been purchased by the Registered Holder upon exercise of the Warrants, immediately prior to such reclassification or capital reorganization, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications or capital reorganizations of outstanding shares of Common Stock and to successive consolidations or mergers.

          (d) Irrespective of any adjustments or changes in the Warrant Exercise Price or the number of shares of Common Stock purchasable upon exercise of any Warrant, this Warrant Certificate shall, unless the Corporation shall exercise its option to issue new warrant certificates to each holder of warrants, continue to express the applicable Warrant Exercise Price per share and the number of shares purchasable thereunder as expressed in this Warrant Certificate when originally issued, but shall nevertheless represent the rights of the Registered Holder after giving effect to all adjustments provided in the Warrant Services Agreement. If the number of shares of Common Stock purchasable, upon the exercise of each Warrant is adjusted pursuant hereto; the Corporation shall nevertheless not be required to issue fractional shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares or Warrants to purchase fractional shares. The Corporation shall not pay any cash in lieu of fractional shares or fractional Warrants.

          (e) Except with respect to the Default Reduction Period, promptly after each adjustment of the Warrant Exercise Price or other modification of the terms of the Warrants, as authorized or provided herein, the Corporation will cause a notice describing such adjustments or modifications to be sent by ordinary first class mail to the Registered Holder at such Registered Holder's last address as it shall appear on the registry books of the Warrant Agent.

          (f) No adjustment of the Warrant Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this clause
     (f) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.01 in the Warrant Exercise Price then in effect hereunder.

          (g) Any determination as to whether an adjustment in the Warrant Exercise Price or other terms of the Warrant in effect hereunder is required or as to the terms of any such adjustment, shall be binding upon the holders of the Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Corporation shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

     The Warrants may not be transferred except (i) in connection with a merger or consolidation or otherwise by operation of law, pursuant to court order or pursuant to the laws of descent and distribution; or (ii) with the express prior written consent of the Company, in the Company's sole discretion. The Warrants may be transferred by the Registered Holder if such transfer does not represent any change of the beneficial ownership of the Warrant (to be evidenced by written certification to the Warrant Agent). Any attempted transfer in violation of this provision shall be void and the Company shall have no obligation to give effect to any transfer in violation of this provision. The Company and the Warrant Agent may require written representations or other evidence as they deem necessary to substantiate compliance herewith before permitting any transfer hereof.

     This Warrant Certificate is exchangeable and (subject to the limitations set forth herein) transferable, upon the surrender hereof by the Registered Holder at the corporate offices of the Warrant Agent, American Stock Transfer & Trust Company, located at 59 Maiden Lane, Plaza Level, New York, New York 10038, or such other locations provided by written notice to the Registered Holder, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment of this Warrant Certificate for registration of transfer in accordance with the provisions hereof, together with any tax or other governmental charge imposed in connection therewith, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Corporation shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The Corporation shall not be obligated to deliver any securities pursuant to the exercise or sale of this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, is effective and a current form of prospectus is available with respect to such securities. The Corporation has filed a registration statement with the Securities and Exchange Commission and shall use its reasonable best efforts to keep such registration statement effective while any of the Warrants are outstanding. This Warrant Certificate may not be exercised or transferred by a Registered Holder in any state where such exercise or transfer would be unlawful.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation.

     Prior to due  presentment  for  registration  of transfer  of this  Warrant
Certificate, the Corporation and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent), for all purposes and shall not be affected by any notice to the contrary. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, on its behalf by its duly authorized officer.

Dated:
       ----------------------------

THE MORGAN GROUP, INC.

By:________________________________
     Anthony T. Castor, III
     President and Chief Executive Officer



COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY,
As Warrant Agent



BY:
   --------------------------------
     Name:
     Title:


                                  Exercise Form

EXERCISE OF WARRANTS:

         The undersigned Registered Holder hereby irrevocably elects to exercise one or more Warrants represented by this Warrant Certificate for shares of Class A Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

         (a) Please indicate below the number shares of Class A Common Stock you desire to purchase and the requisite payment for such shares:

                            NUMBER OF               WARRANT             PAYMENT
                           WARRANTS TO              EXERCISE            -------
                          BE EXERCISED*              PRICE**
                          --------------             -------
                                             X        $.900    =       $
                           ---------

               * You are initially entitled to purchase one (1) share of Class A Common Stock per Warrant.

               ** The warrant exercise price shall be reduced to $6.00 during a reduction period of at least 30 days (the "Reduction Period") to be set by the Board of Directors of the Company or, if the Reduction Period has not been set prior to the date 60 days before the Expiration Time, such period will comprise the last 30 days prior to the date upon which the Warrants expire. The Corporation will deliver notice to all registered holders of Warrants in the event the Reduction Period is set by the Board of Directors.

         METHOD OF PAYMENT (check only one box):

               (b)  [ ]    Certificated or uncertified check, bank draft or U.S.
                           postal  money  order   payable  to  "American   Stock
                           Transfer and Trust Company, as warrant agent" or

                    [ ]    Wire transfer  directed to  ________________________,
                           ABA No. _________, for the account of American Stock Transfer and Trust Company, as Warrant Agent for The Morgan Group, Inc., for further credit to Account No.
                           ---------------.

         DELIVERY OF REMAINING WARRANTS:

               (c)  [ ]    Do not  deliver  to  the  undersigned  a new  Warrant
                           Certificate evidencing the remaining Warrants to which the undersigned is entitled.

                    [ ] Deliver a new Warrant Certificate in accordance with the instructions below.

DELIVERY INSTRUCTIONS

     Please provide the address for mailing of a certificate representing shares of Class A Common Stock purchased hereby or a new Warrant Certificate if different from the address shown on the face of this Warrant Certificate.

         Name: ____________________________________________
         Address: _________________________________________
                  _________________________________________
                  _________________________________________




                                S I G N A T U R E


Signature(s) of Registered Holder(s):  _____________________  Date:  ___________

                                       ---------------------

(Please sign exactly as your name appears on the face of this Warrant Certificate. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.)




TRANSFER OF WARRANTS:

TRANSFER OF WARRANTS IS NOT PERMITTED EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT CERTIFICATE. THE COMPANY AND THE WARRANT AGENT WILL REQUIRE THE HOLDER TO SUBMIT WRITTEN REPRESENTATIONS AND EVIDENCE TO DEMONSTRATE THAT ANY TRANSFER IS PERMITTED BY THE TERMS OF THE WARRANT.

     For value received the Registered Holder sells, assigns and transfers the number of Warrants to the transferee indicated below:

         Number of Warrants to be Transferred: __________________________ Address of Transferee: _________________________________________
                                _________________________________________
         Social Security Number or Taxpayer
         Identification Number of Transferee:  __________________________

Signature(s) of Registered Holder(s):  _____________________  Date:  ___________
                                       _____________________

(Please sign exactly as your name appears on the face of this Warrant Certificate. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION IF YOU WISH TO HAVE YOUR WARRANTS TRANSFERRED. Please refer to the Prospectus for discussions regarding Eligible Guarantor Institutions and Guaranteed Signatures.

Signature Guaranteed By:  _______________________________